                                                                    Exhibit 3.11

                               AGREEMENT OF MERGER

          AGREEMENT OF MERGER entered into on April 23, 1999, by and among ZMP, Inc., a California corporation (the "COMPANY"), TransDigm Inc., a Delaware corporation ("PARENT"), and ARA Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("Acquisition Subsidiary").

          1. Acquisition Subsidiary, which is a corporation incorporated under the General Corporation Law of the State of California, and which is sometimes hereinafter referred to as the "DISAPPEARING CORPORATION," shall be merged with and into the Company, which is a corporation incorporated under the General Corporation Law of the State of California, and which is sometimes hereinafter referred to as the "SURVIVING CORPORATION."

          2. The separate existence of the disappearing corporation shall cease upon the effective date of the merger.

          3. The surviving corporation shall continue its existence pursuant to the provisions of the General Corporation Law of the State of California.

          4. Upon consummation of the merger, the Amended and Restated Articles of Incorporation of the surviving corporation shall be amended in their entirety to read as follows:

                                        I
     The name of this corporation is ZMP, Inc.

                                       II
     The name and address in the State of California of this corporation's initial agent for service of process is: CT CORPORATION SYSTEM

                                       III
     The nature of the business of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       IV
     The total number of shares of shares of stock which this corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock, par value $.01 per share.

                                        V
     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

          (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

          (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

          (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by these Articles of Incorporation or by the By-laws) shall be vested in and exercised by the Board of Directors.

          (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt amend alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or these Articles of Incorporation otherwise provide, or unless otherwise provided by law.

                                       VI
     The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VII
     The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law of the State of California) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted in Section 317 of the General Corporation Law of the State of California, subject only to the applicable limits set forth in Section 204 of the General Corporation Law of the State of California with respect to actions for breach of duty to the Corporation and its shareholders.

                                      VIII
     The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the laws of the State of California, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

          5. Each outstanding share of the common stock of the disappearing corporation shall, upon the effective date of the merger, be converted into one share of the common stock of the surviving corporation.

          6. Each share of the capital stock of the Company issued and outstanding immediately prior to the effectiveness of the merger (which consists of 105,435 shares of common stock) shall, upon the effective date of the merger, be converted, in the aggregate, into the right to receive $41.0 million in cash (the "MERGER CONSIDERATION"). The Merger Consideration is subject to adjustment for payments of indebtedness for borrowed money, accrued interest thereon, the amount of success bonuses to be paid to the Company's management, certain transaction costs and indemnification claims, and for changes in net working capital and the failure of the Surviving Corporation to enter into a certain contractual arrangement, as provided in or pursuant to the Agreement and Plan of Reorganization (the "PLAN OF REORGANIZATION") dated as of March 31, 1999 among Parent, Acquisition Subsidiary, the Company and TCW Special Placements Fund II, a California limited partnership solely in its capacity as Shareholders' Representative, and, pursuant to the Plan of Reorganization, a portion of the Merger Consideration will be held in escrow accounts which will satisfy adjustments based solely on changes in net working capital, the failure of the surviving corporation to enter into a certain contractual arrangement and indemnification claims. A copy of the Plan of Reorganization shall be maintained at the principal executive offices of the surviving corporation and shall be provided without charge to any shareholder of Parent, the disappearing corporation or the surviving corporation upon written request therefor.

          7. The merger shall have the effects set forth in Section 1107 of the General Corporation Law of the State of California.

          8. The disappearing corporation and the surviving corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Parent, Acquisition Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                             "Parent"

                             TransDigm Inc.,
                             a Delaware corporation


                             By:    /s/ W. Nicholas Howley
                                    ------------------------------
                             Name:  W. Nicholas Howley
                                    ------------------------------
                             Title: President
                                    ------------------------------


                             By:    /s/ Peter B. Radekevich
                                    ------------------------------
                             Name:  Peter B. Radekevich
                                    ------------------------------
                             Title: Chief Financial Officer
                                    ------------------------------

                            "Acquisition Subsidiary"

                            ARA Acquisition Corporation,
                            a California corporation


                             By:    /s/ W. Nicholas Howley
                                    ------------------------------
                             Name:  W. Nicholas Howley
                                    ------------------------------
                             Title: President
                                    ------------------------------


                             By:    /s/ Peter B. Radekevich
                                    ------------------------------
                             Name:  Peter B. Radekevich
                                    ------------------------------
                             Title: Chief Financial Officer
                                    ------------------------------

                            "Company"

                            ZMP, Inc.,
                            a California corporation


                             By:    /s/ Charles A. Collins
                                    ------------------------------
                             Name:  Charles A. Collins
                                    ------------------------------
                             Title: President and Secretary
                                    ------------------------------

                                   CERTIFICATE
                       OF APPROVAL OF AGREEMENT OF MERGER


     Charles A. Collins certifies that:

          (a) He is the President and the Secretary of ZMP, Inc., a corporation organized under the laws of the State of California (the "CORPORATION").

          (b) The Corporation has authorized one class of stock, designated Common Stock.

          (c) The number of outstanding shares of Common Stock of the Corporation entitled to vote on the Record Date, March 1, 1999, for the Special Meeting or for the written consent of the Shareholders of the Corporation was 105,435 shares.

          (d) The principal terms of the agreement relating to the merger of ARA Acquisition Corporation, a California corporation, with and into the Corporation (the "MERGER") in the form attached were approved by the Corporation's Board of Directors and by the vote of a number of shares of Common Stock which equaled or exceeded the vote required.

          (e) The percentage vote required of the holders of Common Stock entitled to vote in connection with the Merger is more than 50%.


                           /s/ Charles A. Collins
                           ----------------------------------
                           Title: President and Secretary

          Charles A. Collins declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated: April 20, 1999


                                       Name: /s/ Charles A. Collins
                                            ------------------------

                                   CERTIFICATE
                       OF APPROVAL OF AGREEMENT OF MERGER


     W. Nicholas Howley and Eileen Fallon certify that:

          1. They are the President and the Secretary, respectively, of ARA Acquisition Corporation, a corporation organized under the laws of the State of California (the "CORPORATION").

          2. The Corporation has authorized one class of stock, designated Common Stock, of which 1,000 were entitled to vote.

          3. The principal terms of the agreement relating to the merger of the Corporation with and into ZMP, Inc., a California corporation, (the "MERGER") in the form attached were approved by the Corporation's Board of Directors and by the vote of a number of shares of each class which equaled or exceeded the vote required.

          4. The percentage vote required of the Common Stock entitled to vote in connection with the Merger is more than 50%.


                                /s/ Nicholas Howley
                                ----------------------------------
                                Title: President


                                /s/ Eileen Fallon
                                ----------------------------------
                                Title: Secretary

          W. Nicholas Howley declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated: April 20, 1999


                                Name: Nicholas Howley
                                     ------------------------


          Eileen Fallon declares under penalty of perjury under the laws of the State of California that she has read the foregoing certificate and knows the contents thereof and that the same is true of her own knowledge.

Dated: April 19, 1999


                                Name: Eileen Fallon
                                     ------------------------

                                   CERTIFICATE
                       OF APPROVAL OF AGREEMENT OF MERGER


     Peter B. Radekevich and Eileen Fallon certify that:

          1. They are the CFO and the Secretary, respectively, of TransDigm Inc., a corporation organized under the laws of the State of Delaware (the "CORPORATION").

          2. The Corporation has authorized one class of stock, designated Common Stock, of which 1,000 were entitled to vote.

          3. The principal terms of the agreement relating to the merger of the ARA Acquisition Corporation with and into ZMP, Inc., a California corporation, (the "MERGER") in the form attached were approved by the Corporation's Board of Directors and by the vote of a number of shares of each class which equaled or exceeded the vote required.

          4. The Merger was approved by the sole shareholder of the Corporation.


                               /s/ Peter B. Radekevich
                               ----------------------------------
                               Title: Chief Financial Officer


                               /s/ Eileen Fallon
                               ----------------------------------
                               Title: Secretary

          Peter B. Radekevich declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated: April 19, 1999


                               Name: /s/ Peter B. Radekevich
                                    -----------------------------


          Eileen Fallon declares under penalty of perjury under the laws of the State of California that she has read the foregoing certificate and knows the contents thereof and that the same is true of her own knowledge.

Dated: April 19, 1999


                               Name: /s/ Eileen Fallon
                                    -----------------------------